ACQUISITION AGREEMENT

     THIS ACQUISITION AGREEMENT, dated as of the 9th day of January 2009 (this “Agreement”) is entered into by and between QUANTUM INFORMATION, INC., a Nevada corporation (“Quantum”), JOHN P. BAUGUES JR., an individual residing in Montana, The JOHN PAUL BAUGUES SR. FAMILY TRUST (collectively “Baugues”) and TRX CAPITAL, LLC, a California limited liability company (“TRX”) (Baugues and TRX are referred to herein as the “Sellers”). Quantum, Baugues and TRX are referred to singularly as a “Party” and collectively as the “Parties.”

WITNESSETH:

     WHEREAS, Baugues and TRX collectively own 100% of the membership interests in each of Patoka River Coal Company LLC (“PRCC”): Patoka River Holdings, LLC (“PRH”), and Carbon County Holdings LLC (“CCH”), (PRCC, PRH and CCH are each a limited liability company organized in the State of Delaware and PRCC, , PRH and CCH are collectively referred to herein as the “LLCs”);

     WHEREAS, CCH is the lessee of a certain mining property located in Carbon County, Montana, which allows for the mining of coal across approximately 6,254 mineral and surface acres and PRCC and PRH own certain rights to coal mining properties in Gibson County, Indiana (collectively referred to as the “Properties”) and Baugues and TRX wish to locate and obtain funding for the development of the Properties;

     WHEREAS, Quantum is in the business of theatrical motion picture industry and wishes to transition its business into the coal industry;

     WHEREAS, the Sellers and the Board of Directors of Quantum have deemed it advisable and in the best interests of Quantum, PRCC, PRH and CCH that the LLCs be acquired by Quantum, pursuant to the terms and conditions set forth in this Agreement;

     WHEERAS, Quantum and the Sellers have agreed in principal to the acquisition of ownership of the LLCs by Quantum whereby the Sellers will deliver all of their membership interests in each LLC to Quantum in exchange for the issuance by Quantum of Eight Million (8,000,000) shares of its common stock for the LLCs, on the terms and conditions set forth herein (the “Share Exchange”); and

     WHEREAS, the parties desire the transaction to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, in consideration, of the promises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

     ARTICLE I DEFINITIONS

Section 1.01. Definitions. The following terms shall have the following respective meanings:

“Affiliate”

with respect to any Party, a Person that directly or indirectly controls, is controlled by, or is under common control of such Party. For the purpose of this definition, “control” means (i) ownership of more than fifty percent (50%) of the voting shares of a Person or (ii) the right or ability to direct the management or policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement or otherwise;

“Business Day”	a day (other than a Saturday) on which banks in Nevada are open for business throughout their normal business hours;

“Closing” “Completion”	the closing of the transactions contemplated by this Agreement; completion of acquisition of the LLC Interests in accordance with the terms and conditions of this Agreement;

“Encumbrance”

any mortgage, charge, pledge, lien, (otherwise than arising by statute or operation of law), equities, hypothecation or other encumbrance, priority or security interest, preemptive right deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and reference to “Encumbrances” shall be construed accordingly;

“Exchange Act” “LLC Interests”	the U.S. Securities Exchange Act of 1934; all of the issued and outstanding membership interests both PRCC, PRH and CCH;

“Person”	any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

“Quantum Shares”	the total of Eight Million (8,000,000) shares of Quantum’s common stock

“Securities Act” “SEC”	the U.S. Securities Act of 1933; the U.S. Securities and Exchange Commission;

“U.S.” “United States Dollars” or “US$”	United States of America; United States dollars;

Section 1.02. Rules of Construction.

     (a) Unless the context otherwise requires, as used in this Agreement: (i) “including” means “including, without limitation”; (ii) words in the singular include the plural; (iii) words in the plural include the singular; (iv) words applicable to one gender shall be construed to apply to each gender; (v) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, including the Schedules hereto; (vi) the terms “Article,” “Section” and “Schedule” shall refer to the specified Article, Section or Schedule of or to this Agreement and references to paragraphs shall refer to the relevant paragraph of a specified Schedule and

(vii)	the term “day” shall refer to calendar days.

(b) Titles and headings to Articles and Sections are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

ARTICLE II THE EXCHANGE

Section 2.01 Exchange of Quantum Shares for the LLC Interests.

     (a) Subject to and upon the terms and conditions of this Agreement, on the Closing Date (as defined hereafter), Quantum shall acquire all of the LLC Interests from the Sellers with the LLC Interests being free from all Encumbrances together with all rights now or hereafter attaching thereto.

     (b) Subject to and upon the terms and conditions of this Agreement, on the Closing Date, Quantum shall deliver to the Sellers:

     (i) such number of restricted shares of the Quantum Shares as specified below to each Seller, in exchange for all of the Sellers’ membership interests in PRCC and PRH and which shall represent, in the aggregate, forty percent (40%) of Quantum’s total issued and outstanding shares of common stock on the Closing Date:

TRX Capital, LLC	2,000,000
John P. Baugues, Jr.	1,020,000
The John Paul Baugues, Sr. Family Trust	980,000

     (ii) such number of restricted shares of Quantum Shares as specified below to each Seller, in exchange for all of the membership interests in CCH, which shall represent, in the aggregate, forty percent (40%) of Quantum’s total issued and outstanding shares of common stock on the Closing Date:

TRX Capital, LLC	2,000,000
John P. Baugues, Jr.	1,020,000
The John Paul Baugues, Sr. Family Trust	980,000

provided, however, that the percentages referenced subparagraphs (b)(i) and (b)(ii) do not take into account the private placement of 2,000,000 shares that Quantum is undertaking, which will result in dilution to such percentage ownership of the aforementioned shares.

     (c) Subject to and upon the terms and conditions of this Agreement, on the Closing Date, Quantum shall deliver to PRH funds in the amount of no less $2.6 million.

     Upon execution of this Agreement, or prior thereto, Quantum shall appoint one (1) member to Quantum’s Board of Directors, and Baugues shall name one (1) member to the Quantum Board of Directors.

     (d) The Exchange shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law. If the Closing does not occur as set forth in Section 2.02 of this Agreement due to one Party’s failure to perform, then the other Party may terminate this Agreement.

Section 2.02. Closing Location. The Closing of the Exchange and the other transactions contemplated by this Agreement will occur no later than January 31, 2009, or as soon thereafter as possible (the “Closing Date”), at a place and time mutually agreed by the Parties in writing.

Section 2.03. LLCs’ Closing Documents. At the Closing, the Sellers shall tender to Quantum:

     (a) Certified copy of resolutions of the members or managers of the LLCs, as the case may be, in a form satisfactory to Quantum, acting reasonably, authorizing the transfer and registration of the LLC Interests in the name of Quantum and the issuance of ownership certificates representing the LLC Interests in the name of Quantum.

     (b) Original ownerships certificates issued in the name of the Sellers representing all of the LLC Interests, duly endorsed for transfer by the Sellers and marked “cancelled for transfer” or as otherwise directed by Quantum or its counsel, in accordance with the laws of the State of Delaware;

     (c) New membership certificates issued by the LLCs in the name of Quantum representing the LLC Interests;

     (d) A certified copy of the register of members of PRCC, PRH and CCH showing Quantum as the registered owner of the LLC Interests; and

     (e) A certificate executed by John P. Baugues Jr. and TRX certifying that the conditions in Section 8.01(b) have been satisfied.

Section 2.04. Quantum’s Closing Documents. At the Closing, Quantum will tender to the Sellers:

     (a) A certified copy(ies) of resolutions of the Board of Directors of Quantum in a form satisfactory to the Sellers, acting reasonably, authorizing:

(i)	the execution and delivery of this Agreement by Quantum; and

(ii)	the issuance or transfer of the Quantum Shares to the Sellers in the amounts set forth in Section 2.01(b) above;

     (b) Share certificates, registered in the name of the Sellers or such other names as the Sellers may direct, representing the Quantum Shares; and

     (c) A certificate executed by a duly appointed officer of Quantum certifying that the conditions in Section 9.01(b) have been satisfied.

ARTICLE III REPRESENTATIONS AND WARRANTIES

Section 3.01. Each Party represents and warrants to the other Party that each of the warranties it makes herein is accurate in all respects and not misleading as at the date of this Agreement.

Section 3.02. Each Party undertakes to disclose in writing to the other Party anything which is or may constitute a breach of or be inconsistent with any of the warranties immediately upon the same coming to its notice at the time of and after Completion.

Section 3.03. Each Party agrees that each of the warranties it makes shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other warranty or any other term of this Agreement.

Section 3.04. Each Party acknowledges that the restrictions contained in Section 12.01 (Public Notices) and Section 12.10 (Confidentiality) shall continue to apply after the Completion under this Agreement without limit in time.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF QUANTUM

Section 4.01. Organization, Standing and Authority; Foreign Qualification. Quantum is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 4.02. Corporate Authorization. The execution, delivery and performance by Quantum of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Quantum, and this Agreement constitutes a valid and binding agreement of Quantum. The Quantum Shares to be issued in accordance with this Agreement shall be duly authorized and, upon such issuance, will be validly issued, fully paid and non-assessable.

Section 4.03. Capitalization. Quantum’s authorized capital stock currently consists solely of 75,000,000 shares of common stock, of which, immediately prior to the Closing, no more than 1,260,000 shares will be issued and outstanding. All of such issued and outstanding shares of Quantum’s common stock are duly authorized, validly issued, fully paid and non-assessable. Except as described on Schedule 4.03 and except for the Quantum Shares to be issued and delivered hereunder, there are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of Quantum’s common stock or any other security of Quantum or any plan for any of the foregoing. Except as set forth on Schedule 4.03, Quantum is not obligated to register the resale of any of its common stock on behalf of any shareholder of Quantum under the Securities Act.

Section 4.04. SEC Filings.

     (a) Quantum has delivered to the Sellers: (i) Quantum’s Quarterly Report on Form 10-Q for the quarters ended July 31, 2008 and October 31, 2008; and (ii) audited financial statements for the fiscal year ended April 30, 2008, containing Quantum’s consolidated balance sheet at April 30, 2008 and consolidated statements of income, changes in stockholders' deficiency and cash flows of Quantum for the period from May 19, 2005 (date of inception) through April 30, 2008 (collectively, “Quantum’s Reports”). To the best of Quantum’s knowledge and belief, all of Quantum’s Reports as of their respective dates (i) comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC thereunder, (ii) do not contain any untrue statement of a material fact, and (iii) do not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

     (b) All documents which Quantum is responsible for filing with the SEC or any regulatory agency in connection with this Agreement will comply as to form in all material respects with the requirements of applicable law, and all of the information relating to Quantum in any document filed with the SEC or any other regulatory agency in connection with this Agreement or the transactions otherwise contemplated hereby shall be true and correct in all material respects.

Section 4.06. Financial Statements. All consolidated financial statements included in Quantum’s Reports, including the related notes, fairly present, in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as indicated therein), the consolidated financial position of Quantum as of the dates thereof and the consolidated results of operations and changes in shareholders' equity and cash flows of Quantum for the periods then ended, subject, in the case of the interim financial statements, to normal and recurring year-end audit adjustments and except that the interim financial statements do not contain all of the notes required by GAAP.

Section 4.07. Articles of Incorporation and Bylaws. (a) Quantum has heretofore delivered to the Sellers true, correct and complete copies of its Articles of Incorporation, certified by the Secretary of State of the State of Nevada and Bylaws or comparable instruments, certified by the corporate secretary thereof.

Section 4.08. No Conflict. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

     (a) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of Quantum;

     (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which Quantum is a party or by or to which either of its assets or properties, may be bound or subject;

     (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon Quantum or upon the securities, assets or business of Quantum;

     (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Quantum or to the securities, properties or business of Quantum; or

     (e) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by Quantum.

Section 4.09. Litigation. There is no litigation, suit, proceeding, action or claim at law or in equity, pending or to Quantum’s best knowledge threatened against or affecting Quantum or involving any of Quantum’s property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. Quantum is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

Section 4.10. Compliance with Laws. To the best knowledge of Quantum, it has complied with all laws, municipal bylaws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business, except where the failure to comply will not have a material adverse effect on the business, properties, financial condition or earnings of Quantum.

Section 4.11. True and Correct Copies. All documents furnished or caused to be furnished to Baugues by Quantum are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

Section 4.12. Compliance with Securities Act. Neither Quantum nor to the knowledge of Quantum anyone authorized to act on its behalf has taken, or will take, any action that would subject the issuance or sale of the Exchange Shares hereunder to the registration requirements of Section 5 of the Securities Act; provided however, the availability of an exemption from the registration requirements of Section 5 is based upon the accuracy and completeness of the representations and warranties of the Sellers on which Quantum will rely. In connection with the offer and sale of the Exchange Shares, Quantum has not conducted any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, the Internet or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

Section 4.13. Contracts.

     (a) Except for the contracts set forth on Schedule 4.13 and excluding any obligation referenced in this Agreement, Quantum is not a party to any:

     (i) contracts with any current or former officer, director, employee, consultant, agent or other representative having more than three (3) months to run from the date hereof or providing for an obligation to pay and/or accrue compensation of $100,000 or more per annum, or providing for the payment of fees or other consideration in excess of $100,000 in the aggregate to any officer or director of Quantum, or to any other entity in which Quantum has an interest;

     (ii) contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety (90) days’ or more notice;

     (iii) contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its or their assets or properties;

     (iv) contracts (including, without limitation, leases of real property) calling for an aggregate purchase price or payments in any one (1) year of more than $100,000 in any one case (or in the aggregate, in the case of any related series of contracts);

     (v) contracts relating to the acquisition by Quantum of any operating business of, or the disposition of any operating business by, any other person;

     (vi) executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

(vii)	joint venture contracts or agreements;

(viii)	contracts under which Quantum agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $100,000 or to share tax liability of any party;

     (ix) contracts containing covenants of Quantum not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with Quantum in any line of business or in any geographical area;

     (x) contracts for or relating to computers, computer equipment, computer software or computer services; or

     (xi) contracts relating to the borrowing of money by Quantum or the direct or indirect guarantee by Quantum of any obligation for, or an agreement by Quantum to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation:

(A)	any contract with respect to lines of credit;

(B)	any contract to advance or supply funds to any other person other than in the ordinary course of business;

     (C) any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;

     (D) any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

     (E) any guarantee with respect to any lease or other similar periodic payments to be made by any other person; and

     (xii) any other material contract whether or not made in the ordinary course of business.

Section 4.14. Operations of Quantum. Since the latest filing date of Quantum’s Reports, Quantum has not:

     (a) amended its Articles of Incorporation or Bylaws or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

     (b) issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any shares of its capital stock or any bonds, notes, debentures or other evidence or indebtedness;

     (c) declared or paid any dividends or declared or made any other distributions of any kind to its shareholders;

     (d) made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or generally accepted accounting principles;

     (e) made any loan or advance to any of its shareholders or to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(f)	sold, abandoned or made any other disposition of any of its assets or properties;

(g)	granted or suffered any lien on any of its assets or properties;

(h)	entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed in Schedule 4.13;

     (i) made any acquisition of all or a substantial part of the assets, properties, securities or business of any other person or entity;

     (j) paid, directly or indirectly, any of its material liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

     (k) terminated or failed to renew, or received any written threat (that was no subsequently withdrawn) to terminate or fail to renew, any contract that is or was material to the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise) of Quantum; or

     (l) except for the Support Services Agreement entered into with Strands Management Company LLC on January 8, 2009 and the Engagement Agreement entered into with Monarch Bay Associates LLC, to serve as placement agent for the Company’s aforementioned offering of

2,000,000 shares of its common stock, entered into any other contract or other transaction that materially increases the liabilities of Quantum.

Section 4.15. Absence of Certain Changes. Since the latest filing date of Quantum’s Reports, there has been no event, change or development which could have a material adverse effect on Quantum.

Section 4.16. Material Information. This Agreement, the Schedules attached hereto and all other information provided, in writing, by Quantum or representatives thereof to the Sellers, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions which have not been disclosed to the Sellers in writing which, individually or in the aggregate, could have a material adverse effect on Quantum or a material adverse effect on the ability of Quantum to perform any of its obligations pursuant to this Agreement.

Section 4.17. Brokerage. No broker or finder has acted, directly or indirectly, for Quantum nor did Quantum incur any finder’s fee or other commission, in connection with the transactions contemplated by this Agreement.

     ARTICLE V REPRESENTATIONS AND WARRANTIES OF

JOHN P. BAUGUES JR. AND TRX

John P. Baugues Jr. and TRX represent to Quantum as follows:

Section 5.01. Organization, Standing and Authority; Foreign Qualification. Each of PRCC, PRH and CCH is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign company in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 5.02. Authorization. The execution, delivery and performance by Baugues of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action, as the case may be, on the part of Baugues. Baugues has duly executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement of Baugues. The LLC Interests to be transferred to Quantum in accordance with this Agreement have been duly authorized and validly issued, fully paid and non-assessable. Upon transfer of the LLC Interests, no Encumbrance shall exist thereon.

Section 5.03. Capitalization of LLCs.

     (a) PRCC’s capitalization consists of, as of the date hereof, two hundred dollars ($200); all of the membership interests in PRCC are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue any interests in PRCC or any other security of PRCC or any plan for any of the foregoing.

     (b) None of the interests in PRCC are subject to any option, right of first refusal or any other restriction on transfer, whether by contract, agreement, applicable law, regulation or statute, as the case may be.

     (c) PRH’s capitalization consists of, as of the date hereof, one thousand dollars ($1,000); all of the membership interests in PRH are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue any interests in PRH or any other security of PRH or any plan for any of the foregoing.

     (d) None of the interests in PRH are subject to any option, right of first refusal or any other restriction on transfer, whether by contract, agreement, applicable law, regulation or statute, as the case may be.

     (e) CCH’s capitalization consists of, as of the date hereof, eight hundred dollars ($800); all of the membership interests in CCH are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issueany interests in CCH or any other security of CCH or any plan for any of the foregoing.

     (f) None of the interests in CCH are subject to any option, right of first refusal or any other restriction on transfer, whether by contract, agreement, applicable law, regulation or statute, as the case may be.

Section 5.04. Subsidiaries. Neither PRCC, PRH or CCH has any direct or indirect subsidiaries.

Section 5.05. Sale of Quantum Shares. Upon completion of the purchase and sale of the Quantum Shares, the Sellers, or their respective assigns, shall be the beneficial and record holder or holders of the Quantum Shares. The Sellers, or their respective assigns are acquiring the Quantum Shares as principals for their own respective accounts to be held for investment purposes only, not for the benefit of any other person and not with a view to the resale, distribution or other disposition of all or any of the Quantum Shares, and is delivering concurrently with this Agreement, a certificate in the form attached to this Agreement as Exhibit A.

Section 5.06. Restriction on Quantum Shares. The Sellers hereby consent to Quantum making a notation on its records or giving instructions to any transfer agent of the restricted shares portion of the Quantum Shares in order to implement the restriction on transfer set forth and described herein. Baugues has been independently advised as to, and are aware of, the restrictions with respect to trading in the Exchange Shares pursuant to the applicable securities laws and further agrees that it is solely responsible for compliance with all such restrictions as set forth in Exhibit A.

Section 5.07. Investment Risk. The Sellers understand that an investment in Quantum includes a high degree of risk, have such knowledge and experience in financial and business matters, investments, securities and private placements as to be capable of evaluating the merits and risks of their investment in the Quantum Shares, are each in a financial position to hold the Quantum Shares for an indefinite period of time, and are each able to bear the economic risk of, and withstand a complete loss of such investment in the Quantum Shares.

Section 5.08. Cooperation. If required by applicable securities laws or order of a securities regulatory authority, stock exchange or other regulatory authority, the Sellers will execute, deliver, file and otherwise assist Quantum in filing such reports, undertakings and other documents as may be required with respect to the issuance of the Quantum Shares.

Section 5.09. Tax Advice. The Sellers are responsible for obtaining such legal, including tax, advice as they consider necessary or appropriate in connection with the execution, delivery and performance by each of them of this Agreement and the transactions contemplated herein.

Section 5.10. Investment Representations. All of the acknowledgements, representations, warranties and covenants set out in Exhibit A hereto are true and correct as of the date hereof and as of the Closing Date.

Section 5.11. No Conflict. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

     (a) violate any provision of the Articles or Certificate of Organization, Operating Agreement or other charter or organizational document of PRCC, PRH or CCH;

     (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which PRCC, PRH, CCH, Baugues or TRX is a party or by or to which either of their assets or properties, including the LLC Interests, may be bound or subject;

     (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon PRCC, CCH, Baugues or TRX or upon the securities, assets or business of PRCC, PRH, CCH, Baugues or TRX;

     (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to PRCC, PRH, CCH, Baugues or TRX or to the securities, properties or business of PRCC, PRH, CCH, Baugues or TRX; or

     (e) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by PRCC, PRH, CCH, Baugues or TRX.

Section 5.12. Articles of Incorporation and Bylaws.

     (a) The Sellers have heretofore delivered to Quantum true, correct and complete copies of each of the LLCs’ Articles of Organization, certified by the Secretary of State of the State of Delaware, and Operating Agreement or comparable instruments (certified by the company secretary thereof).

     (b) The minute books of the LLCs’ accurately reflect all actions taken at all meetings and consents in lieu of meetings of its respective shareholders, and all actions taken at all meetings and consents in lieu of meetings of its board of directors and all committees from the date of incorporation to the date hereof.

Section 5.13. Compliance with Laws. To the best of Baugues’ and TRX’ knowledge, none of PRCC, PRH, CCH, Baugues nor TRX are in violation of any applicable order, judgment, injunction, award or decree nor are they in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on PRCC, CCH, Baugues or TRX and have not received written notice that any violation is being alleged.

Section 5.14. Material Information. This Agreement, the Schedules attached hereto and all other information provided, in writing, by the Sellers to Quantum, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions which have not been disclosed to Quantum in writing which, individually or in the aggregate, could have a material adverse effect on PRCC, PRH or CCH or a material adverse effect on the ability of the Sellers to perform any of his obligations pursuant to this Agreement.

Section 5.15. Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving PRCC, PRH, CCH, Baugues or TRX. There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of Baugues or TRX, threatened against or involving PRCC, PRH, CCH, Baugues or TRX.

Section 5.16. Contracts.

     (a) There have been delivered or made available to Quantum true, correct and complete copies of each of the contracts set forth in Schedule 6.16. Each such contract is valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with its terms, and neither PRCC, PRH or CCH, is in default in any respect under any of them; and

     (b) Except for the list of contracts and agreements contained in Schedule 6.16 and excluding any obligation referenced in this Agreement, neither PRCC, PRH or CCH is a party to any:

     (i) contracts with any current or former officer, director, manager, employee, consultant, agent or other representative having more than three (3) months to run from the date hereof or providing for an obligation to pay and/or accrue compensation of $100,000 or more per annum;

     (ii) contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety (90) days’ or more notice;

     (iii) contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its assets or properties;

     (iv) contracts (including with limitation, leases of real property) calling for an aggregate purchase price or payments in any one year of more than $100,000 in any one case (or in the aggregate, in the case of any related series of contracts);

     (v) contracts relating to the acquisition of any operating business of, or the disposition of any operating business by, any other person;

     (vi) executory contracts relating to the disposition or acquisition of any investment or of any interest in any person;

(vii)	joint venture contracts or agreements;

(viii)	contracts to indemnify any party, or to share tax liability of any party;

(ix)	contracts containing covenants not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete in any line of business or in any geographical area;

(x)	contracts relating to the making of any loan;

(xi)	contracts relating to the borrowing of money or the direct or indirect guarantee of any obligation forthe repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation:

(A)	any contract with respect to lines of credit;

(B)	any contract to advance or supply funds to any other person other than in the ordinary course of business;

     (C) any contract to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered;

     (D) any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

     (E) any guarantee with respect to any lease or other similar periodic payments to be made by any other person; and

     (xii) contracts for or relating to computers, computer equipment, computer software or computer services; or

     (xiii) any other material contract whether or not made in the ordinary course of business.

Section 5.17. Operations of LLCs. Except as contemplated by this Agreement, since the date of organization of each LLC, neither LLC has:

     (a) amended its Certificate or Articles of Organization or Operating Agreement or merged with or into or consolidated with any other person or entity, or changed or agreed to change in any manner the rights of its capitalization or the character of its business;

     (b) made any loan or advance to any of its directors, officers or employees, consultants, agents or other representatives, or made any other loan or advance, otherwise than in the ordinary course of business;

(c)	granted or suffered any lien on any of its assets or properties;

(d)	entered into or amended any contracts to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would be required to be disclosed in Schedule 6.16; or

     (e) entered into any other contract or other transaction that materially increases its liabilities.

Section 5.18. Absence of Certain Changes. Since their respective dates of organization, there has been no event, change or development which could have a material adverse effect on either of the LLCs individually or collectively.

Section 5.19. Brokerage. No broker or finder has acted, directly or indirectly, for Baugues nor has Baugues incurred any obligation to pay any brokerage, finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

     ARTICLE VI SELLERS’COVENANTS AND AGREEMENTS

Section 6.01. Conduct of Businesses in the Ordinary Course. From the date of this Agreement to the Closing Date, the Sellers shall cause the LLCs to conduct their respective businesses substantially in the manner in which they are currently conducted and to not undertake any of the actions specified in Sections 5.17, nor enter into any contract described in Section 5.16, without the prior written consent of Quantum.

Section 6.02. Preservation of Permits and Services. From the date of this Agreement to the Closing Date, the Sellers shall use their best efforts to preserve any and all of the LLCs’ permits and licenses in full force and effect and to keep available the services, and preserve the goodwill, of its present officers, employees, agents, and consultants.

Section 6.03. Litigation. From the date of this Agreement to the Closing Date, the Sellers shall notify Quantum promptly of any actions or proceedings of the type described in Section 5.15 that from the date hereof are threatened or commenced against any of the Sellers or any of the LLCs or against any portion of the LLC Interests and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 6.04. Conduct Pending the Closing Date. From the date of this Agreement to the Closing Date: (a) the Sellers shall use their best efforts to cause each LLC to conduct their affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and (b) the Sellers shall promptly notify Quantum of any event, condition or circumstance occurring from the date of this Agreement to the Closing Date that would constitute a violation or breach of this Agreement by the Sellers.

Section 6.05. Corporate Examinations and Investigations. Prior to the Closing Date, Quantum shall be entitled, through its employees and representatives, to make such reasonable investigation of the assets, liabilities, properties, business and operations of the LLCs, and such examination of the books, records, tax returns, results of operations and financial condition of each LLC. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and its employees and representatives, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination.

Section 6.06. Acquisition Proposals. From the date of this Agreement to the Closing Date, none of the Sellers, nor any of their respective affiliates, employees, representatives or agents, shall, directly or indirectly, solicit, initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into any contract with any person, entity or group (other than Quantum) concerning any acquisition of a substantial equity interest in, or in a merger, consolidation, liquidation, dissolution, disposition of assets of either of the LLCs or any disposition of any of the LLC Interests (an “Acquisition Proposal”) (other than pursuant to the transactions contemplated by this Agreement), or assist or participate in, facilitate or encourage any effort or attempt by any other person or entity to do or seek to do any of the foregoing. The Sellers shall promptly communicate to Quantum the terms of any Acquisition Proposal, which he may receive.

ARTICLE VII

COVENANTS AND AGREEMENTS OF QUANTUM

Section 7.01. Conduct of Businesses in the Ordinary Course. From the date of this Agreement to the Closing Date, Quantum shall conduct its businesses substantially in the manner in which it is currently conducted and shall not enter into any contract described in Sections 4.13, or undertake any of the actions specified in Sections 4.14, without the prior written consent of Baugues.

Section 7.02. Litigation. From the date of this Agreement to the Closing Date, Quantum shall notify the Sellers of any actions or proceedings of the type described in Sections 4.09 that are threatened or commenced against Quantum or against any officer, director, employee, properties or assets of Quantum with respect to its affairs and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 7.03. Conduct of Quantum Pending the Closing. From the date hereof through the Closing Date:

     (a) Quantum shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article IV shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and

     (b) Quantum shall promptly notify the Sellers of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by Quantum.

Section 7.04. Corporate Examinations and Investigations. Prior to the Closing Date, the Sellers shall be entitled, through this employees and representatives, to make any investigation of the assets, liabilities, properties, business and operations of Quantum; and such examination of the books, records, tax returns, results of operations and financial condition of Quantum. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and Quantum and the employees and representatives of Quantum, including without limitation, its counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OBLIGATION OF QUANTUM TO CLOSE

The obligations of Quantum to be performed by it at the Closing pursuant to this Agreement are subject to the fulfillment on or before the Closing Date, of each of the following conditions, any one or more of which may be waived by it, to the extent permitted by law:

Section 8.01. Representations and Covenants.

     (a) The representations and warranties of Baugues and TRX contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

     (b) the Sellers shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or before the Closing Date. Baugues shall have delivered to Quantum a certificate, dated the Closing Date, and signed by the Sellers to the foregoing effect.

Section 8.02. Governmental Permits and Approvals.

     (a) All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by the LLCs to continue to be carried on by the LLCs substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and Quantum shall have been furnished with appropriate evidence, reasonably satisfactory to them, of the granting of such approvals, authorizations, consents, permits and licenses; and

     (b) There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 8.03. Third Party Consents. All consents, permits and approvals from parties to contracts with either of the LLCs and/or the Sellers that may be required in connection with the performance by either of the LLCs and/or the Sellers of their obligations under this Agreement or the continuance of such contracts with the respective LLC and/or the Sellers in full force and effect after the Closing Date, shall have been obtained.

Section 8.04. Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on the Sellers or on the LLC Interests.

Section 8.05 Closing Documents. The Sellers shall have executed and delivered the documents described in Section 2.03 above.

ARTICLE IX

CONDITIONS PRECEDENT TO THE OBLIGATION OF THE SELLERS TO CLOSE

The obligations of the Sellers to be performed by them at the Closing pursuant to this Agreement are subject to the fulfillment, on or before the Closing Date, of each the following conditions, any one or more of which may be waived by it, to the extent permitted by law:

Section 9.01. Representations and Covenants.

     (a) The representations and warranties of Quantum contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

     (b) Quantum shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date. Quantum shall have delivered to the Sellers a certificate dated the Closing Date, and signed by an authorized signatory of Quantum to the foregoing effect.

Section 9.02. Governmental Permits and Approvals.

     (a) All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by Quantum to continue to be carried on by Quantum substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and the Sellers shall have been furnished with appropriate evidence, reasonably satisfactory to them, of the granting of such approvals, authorizations, consents, permits and licenses; and

     (b) There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 9.03. Third Party Consents. All consents, permits and approvals from parties to contracts with Quantum that may be required in connection with the performance by Quantum of its obligations under this Agreement or the continuance of such contracts with Quantum in full force and effect after the Closing Date, shall have been obtained.

Section 9.04. Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on Quantum.

Section 9.05. Closing Documents. Quantum shall have executed and delivered the documents described in Section 2.04 and 2.05 above.

ARTICLE X TERMINATION

Section 10.01. Termination.

     (a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Exchange and the other transactions contemplated by this Agreement shall be abandoned at any time prior to the Closing:

(i)	by mutual written consent of the Sellers and Quantum;

(ii)	by either the Sellers or Quantum in the event that a temporary restraining order, preliminary or permanent injunction or other judicial order preventing the consummation of the Exchange or any of the other transactions contemplated hereby shall have become final and non-appealable; provided, that, the party seeking to terminate this Agreement pursuant to this clause (ii) shall have used all commercially reasonable efforts to have such order, injunction or other order vacated;

     (iii) by either the Sellers or Quantum, if the Closing does not occur on or prior to January 31, 2009 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this clause (iii) shall not be available to any Party whose material breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

     (iv) by Quantum if Quantum is not then in material breach of this Agreement and if there shall have been any breach by the Sellers (which has not been waived) of one or more of its representations or warranties, covenants or agreements set forth in this Agreement, which breach or breaches (A) would give rise to the failure of a condition set forth in Section 8.01, and (B) shall not have been cured within thirty (30) days following receipt by Baugues of written notice of such breach, or such longer period in the event that such breach cannot reasonably be expected to be cured within such 30-day period and Baugues is diligently pursuing such cure, but in no event later than the Termination Date;

     (v) by the Sellers if the Sellers are not then in material breach of this Agreement and if there shall have been any breach by Quantum (which has not been waived) of one or more of its representations or warranties, covenants or agreements set forth in this Agreement, which breach or breaches (A) would give rise to the failure of a condition set forth in Section 9.01, and (B) shall not have been cured within thirty (30) days following receipt by Quantum of written notice of such breach; or

     (vi) by either the Sellers or Quantum if the Closing shall not have occurred on or before the Termination Date and both the Sellers and Quantum are in material breach of this Agreement.

     (b) In the event of termination by the Sellers or Quantum pursuant to this Section 10.01, written notice thereof shall forthwith be given to the other Party and the transactions contemplated by this Agreement shall be terminated, without further action by any Party. If the transactions contemplated by this Agreement are terminated as provided herein, the Sellers shall immediately cause each of nominees appointed to the Board of Directors of Quantum and/or appointed as officers of Quantum to resign from all such positions.

Section 10.02. Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section10.01, this Agreement shall become null and void and of no further force and effect, except for the provisions of (i) Section 10.01 and this Section 10.02; (ii) Section 11.15 relating to certain expenses; and (iii) Section 11.01 relating to publicity. Nothing in this Section 10.02 shall be deemed to release any Party from any liability for any breach by such Party of the terms, conditions, covenants and other provisions of this Agreement or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

ARTICLE XI MISCELLANEOUS

Section 11.01. Public Notices. The Parties agree that all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated and no Party shall act unilaterally in this regard without the prior approval of the others, such approval not to be unreasonably withheld.

Section 11.02. Time. Time shall be of the essence hereof.

Section 11.03. Notices. Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered or faxed to the Party to whom it is given or, if mailed, by prepaid registered mail addressed to such Party at:

if to Baugues, at:

3203 Third Ave. North
Billings, Montana 59101

With a copy to:

Chris Kirk
Young, Williams, Kirk & Stone PC
PO Box 550
Knoxville, TN 37901

If to TRX, at:

8875 Research Dr.
Irvine, CA 92618

if to Quantum, at:

13414 South 47th Place
Phoenix, Arizona 85044

With a copy to:

W. Scott Lawler, Esq.
Lawler & Associates, PLC
11622 El Camino Real, Suite 100
San Diego, California 92130
Facsimile: 951-676-4988

Or at such other address as the Party to whom such writing is to be given shall have last notified to the Party giving the same in the manner provided in this article. Any notice mailed shall be deemed to have been given and received on the fifth Business Day next following the date of its mailing unless at the time of mailing or within five (5) Business Days thereafter there occurs a postal interruption which could have the effect of delaying the mail in the ordinary and usual course, in which case any notice shall only be effectively given if actually delivered or sent by telecopy. Any notice delivered or faxed to the Party to whom it is addressed shall be deemed to have been given and received on the Business Day next following the day it was delivered or faxed.

Section 11.04. Governing Law; Venue; Submission to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with, the internal laws of the State of Delaware without regard to the conflict of laws principles thereof as the same apply to agreements executed solely by residents of the State of Delaware and wholly to be performed within the State of Delaware. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

Section 11.05. Settlement of Disputes. Any dispute arising out of or in connection with this Agreement, including, without limitation, any question regarding its existence, validity, interpretation, breach, or termination (a "Dispute"), which cannot be amicably settled between the Parties, shall be finally and exclusively resolved by arbitration in the State of Delaware.

Section 11.06. Severability. If a court of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Section 11.07. Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject matter hereof.

Section 11.08. Further Assurances. The Parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Section 11.09. Inurement. This Agreement and each of the terms and provisions hereof shall inure to the benefit of and be binding upon the Parties and their respective heirs, executors, administrators, personal representatives, successors and assigns.

Section 11.10. Confidentiality.

     (a) All aspects and terms of the transaction contemplated by this Agreement and all information and data in whatever form (including written, oral or electronic) related thereto received by a Party from the other Party (collectively, “Confidential Information”) shall be held in strict confidence by the Parties, and not disclosed to any third parties except as otherwise set forth in this Section 12.10. The Parties agree to treat all information furnished by or on behalf of any Party hereto in accordance with the provisions of this Section 12.10 and to take, or abstain from taking, the other actions set forth herein. The Parties agree that the Confidential Information shall be used solely for the purpose of evaluating the transactions contemplated hereby and will be kept confidential by such Party, its officers, directors, employees, representatives, agents and advisors, provided that either Party may, without such approval, disclose Confidential Information: (i) to the receiving Party’s officers, directors, employees, representatives, agents and advisors, including outside professional advisors, who need to know the Confidential Information for the purpose of evaluating the Acquisition and agree in writing to be bound by the terms of confidentiality set forth in this Section 12.10, (ii) to any bank or financial institution from whom such Party is seeking or obtaining finance, upon obtaining a similar undertaking of confidentiality (but excluding this proviso) from such bank or institution, (iii) to which the disclosing Party has consented to in writing, (iv) as required by applicable law or the requirements of any recognized stock exchange in compliance with its rules and regulations, (v) to any government agency or tax authority lawfully requiring such information, or (vi) to any court of competent jurisdiction acting in pursuance of its powers.

     (b) If this Agreement is terminated in accordance with Article XI hereof, a Party that has received Confidential Information from the other Party shall return such Confidential Information to the other Party upon its written request and will not retain any copies, extracts or other reproductions thereof. If any Party or any of its representatives are requested in any proceeding to disclose any of the Information, such Party will provide the disclosing Party with prompt prior written notice of such request so that the disclosing Party may seek a protective order or other appropriate remedy or waive compliance with the terms of this Agreement.

     (c) The Parties agree that, without the prior written consent of the other Party, which may be withheld in such Party’s sole discretion, none of the Parties shall disclose any provision of this Agreement, or its existence, to any third party except as otherwise set forth in this Section 12.10.

Section 11.11. Public Disclosure. Before the Closing and except as otherwise agreed by the Parties, no Party will make any public release of information regarding the transactions contemplated hereby, except as may be required by such Party pursuant to any applicable law, rules, regulations or statutes.

Section 11.12. Assignment, Successors and Assigns. Neither Party may assign (directly, or indirectly by way of merger, amalgamation, stock sale or any similar procedure) any of its rights or obligations hereunder.

Section 11.13. Waiver. Except as provided in this Article, no action taken or inaction pursuant to this Agreement will be deemed to constitute a waiver of compliance with any warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature. No waiver of any right under this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

Section 11.14. Counterparts. This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument and shall be valid and enforceable.

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Section 11.15. Fees and Costs. Each Party shall pay their own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF the Parties hereto have set their hand and seal as of the day and year first above written.

QUANTUM INFORMATION, INC. a Nevada corporation By: ____________________________ Name: Title:	JOHN P. BAUGUES JR. By: __________________________ Name: Title:
THE JOHN PAUL BAUGUES SR. FAMILY TRUST By: __________________________ Name: Christopher Kirk Title: Trustee
TRX CAPITAL, LLC, a California limited liability company By: __________________________ Name: Tydus Richards Title: Member

EXHIBIT A

CERTIFICATE OF U.S. PERSON

This Certificate of U.S. Person is being executed and delivered by the SELLERS (the

“Subscriber”) in connection of the closing of the transactions contemplated by and set forth in that certain Acquisition Agreement dated January 9th, 2009 (the “Agreement”), by and between

QUANTUM INFORMATION, INC., a Nevada corporation (“Quantum” or the “Issuer”), John P. Baugues, Jr., The John Paul Baugues Family Trust and TRX Capital, LLC, a California limited liability company.

A “United States Subscriber” is any person in the United States or any “U.S. person” as defined in Regulation S under the United States Securities Act of 1933. This will include (a) any natural person resident in the United States; (b) any partnership or corporation organized or incorporated under the laws of the United States; (c) any trust of which any trustee is a U.S. person; (d) any partnership or corporation organized outside the United States by a U.S. person principally for the purpose of investing in Shares not registered under the U.S. Securities Act of 1933, unless it is organized or incorporated, and owned, by accredited investors who are not natural persons, estates or trusts; (e) any estate of which any executor or administrator is a U.S. person.

The undersigned Subscriber covenants, represents and warrants to the Issuer that:

(a) it understands that the Securities have not been and will not be registered under the U.S. Securities Act and that the sale contemplated hereby is being made in reliance on the exemption from such registration requirement provided by Rule 506 of Regulation D;

(b) it understands that the enforcement of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Corporation is organized under the laws of the Cayman Islands, and that most of or all of the assets of the Corporation are or will be located outside of the United States;

(b) it understands and agrees that there may be material tax consequences to the Subscriber of an acquisition, disposition or exercise of any of the Securities. The Issuer gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such Shares. In particular, no determination has been made whether the Issuer will be a “passive foreign investment company” (“PFIC”) within the meaning of Section 1291 of the United States Internal Revenue Code;

(c) it understands and acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act of 1933 or applicable state securities laws and regulations, the certificates representing the Securities will bear a legend in substantially the following form:

“The Securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). The holder hereof, by purchasing such Securities, agrees for the benefit of the

Issuer that such Securities may be offered, sold, pledged or otherwise transferred only (a) to the Issuer, (b) outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act if applicable, (c) inside the United Sates (1) pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with applicable state securities laws, or (2) in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and the holder has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Corporation.”

(d) it consents to the Issuer making a notation on its records or giving instruction to the registrar and transfer agent of the Issuer in order to implement the restrictions on transfer set forth and described herein;

(e) if the Subscriber is an individual, he is a resident of the State of _____________; if the Subscriber is a legal entity, it was organized and formed under the laws of the State of Delaware;

(f) either alone or with its purchaser representative1, it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and it is able to bear the economic risk of loss of its entire investment;

(g) the Issuer has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and to obtain any additional information which the Issuer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information provided to it;

(h) it is acquiring the Securities for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States Securities laws; and

(i) if it decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Shares directly or indirectly, unless:

(i) the sale is to the Issuer;

(ii) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(iii) the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder and in accordance with any applicable state Securities or “Blue Sky” laws; or

(iv) the Securities are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of Shares, and, in the case of clauses (ii) or (iii) above, it has prior to such sale furnished to the Issuer an opinion of counsel or other evidence of exemption in form and substance reasonably satisfactory to the Issuer.

The Subscriber, by initially one of the categories below, represents and warrants to the Issuer that it is an “accredited investor” as defined in Regulation D (please place your initials on the appropriate line(s); if no categories are applicable, please do not place your initials beside any category):

____Category 1. A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

____Category 2. A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

____Category 3. A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or

____Category 4. An insurance company as defined in Section 2(13) of the U.S. Securities Act; or

____Category 5. An investment company registered under the Investment Issuer Act of 1940; or

____Category 6. A business development company as defined in Section 2(a)(48) of the Investment Issuer Act of 1940; or

____Category 7. A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

____Category 8. A plan established and maintained by a state, its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

____Category 9. An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

____Category 10. A private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940; or

____Category 11. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US$5,000,000; or

____Category 12. A director, executive officer or general partner of the Issuer; or

____Category 13. A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds US$1,000,000; or

____Category 14. A natural person who had an individual income in excess of US$200,000 in each year of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

____Category 15. A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii); or

____Category 16. An entity in which each of the equity owners meets the requirements of one of the above categories.

__________________ Date:

__________________

Duly authorized signatory for Subscriber

__________________

(Print name of Subscriber)

     SCHEDULE 4.03 QUANTUM INFORMATION, INC.

OUTSTANDING OPTIONS AS AT THE DATE OF

ACQUISITION AGREEMENT

Convertible Securities Convertible Notes

None

Warrants

None.

Options

None.

Pending Options

None.

ROFR and Pre-Emptive Rights

None.